UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported):   October 2, 1998

                               (October 2, 1998)

Commission File Number                        0-13400

                NTS-PROPERTIES V, a Maryland Limited Partnership
             (Exact name of registrant as specified in its charter)

          Maryland                                    61-1051452
(State or other jurisdiction of             (I.R.S. Employer Identification
incorporation or organization)              No.)

   10172 Linn Station Road
   Louisville, Kentucky                                   40223
(Address of principal executive                        (Zip Code)
offices)

Registrant's telephone number,
including area code                                  (502) 426-4800

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report




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Item 5. Other Items

The recently announced contract for the sale of the University Business Center properties may be in jeopardy. On September 8, 1998, the Partnership and the Lakeshore/University II Joint Venture entered into a contract with Silver City Properties, Ltd. ("the Purchaser"), an affiliate of Full Sail Recorders, Inc., for the sale of the University Business Center properties for an aggregate purchase price of $18,751,000. Full Sail is the primary tenant of University Business Center, leasing and occupying more than 60% of the center. The contract called for a closing date on the properties no later than November 7, 1998. The Purchaser, requested an early closing date of September 28, 1998. The Partnership, specifically Lakeshore/University II Joint Venture, was prepared to close at this time. The closing was rescheduled daily from September 28, 1998 to October 2, 1998. The contract remains in force and the Purchaser has until November 7, 1998 to close. As a result of the Purchaser's failure to close on five consecutive dates, it is the opinion of the General Partner that the entire transaction may be in jeopardy.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         NTS-PROPERTIES V, a Maryland
                                         Limited Partnership
                                                  (Registrant)


                                         By: NTS-Properties Associates V
                                             BY: NTS Capital Corporation,
                                                 General Partner


                                                 /s/Lynda J. Wilbourn
                                                 Lynda J. Wilbourn
                                                 Vice President



Date: October 2, 1998




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